Exhibit 5.1

                                 ALSTON&BIRD LLP
                         3605 Glenwood Avenue, Suite 310
                               P. O. Drawer 31107
                             Raleigh, NC 27622-1107

                                  919-420-2200
                                Fax: 919-420-2260
                                 www.alston.com

ROBERT H. BERGDOLT    DIRECT DIAL:  919-420-2216    E-MAIL: RBERGDOLT@ALSTON.COM
                                                            --------------------
                               September 23, 1999


Konover Property Trust, Inc.
11000 Regency Parkway, Suite 300
Cary, North Carolina  27511

    Re: Legality of shares covered by Registration Statement on Form S-3 (File No. 333-______)(the "Registration Statement")

Dear Ladies and Gentlemen:

         We are acting as counsel for Konover Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Registration Statement, which covers the registration by the Company of 780,680 shares of its Series A preferred stock; 2,168,556 shares of its common stock that may be issued upon conversion of the Series A preferred stock; 1,066,033 shares issuable upon the redemption of certain outstanding partnership units in KPT Properties, L.P.; 700,000 shares of its common stock that may be issued upon exercise of certain outstanding warrants; and 53,666 shares of its outstanding common stock (collectively, the "Shares").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for the purpose of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Company has the authority pursuant to its charter to issue the Shares, and the Shares will be duly authorized, validly issued, fully paid and non-assessable upon (a) the adoption by the board of directors of a resolution in form and content required by Maryland law, and (b) delivery of the consideration contemplated by its charter, the Agreement of Limited Partnership of KPT Properties, L.P. or the warrants, as appropriate.

One Atlantic Center           1211 East Morehead Street     601 Pennsylvania
1201 West Peachtree Street    P. O. Drawer 34009            Avenue, N.W.
Atlanta, GA 30309-3424        Charlotte, NC 28234-4009      North Building,
404-881-7000                  704-331-6000                  11th Floor
Fax: 404-881-7777             Fax: 704-334-2014             Washington, DC
                                                            20004-2601
                                                            202-756-3300
                                                            Fax: 202-756-3333

Konover Property Trust, Inc.
September 23, 1999
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us and this opinion under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

       Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

                                        Very truly yours,

                                        ALSTON & BIRD LLP


                                        By: /s/ Robert H. Bergdolt
                                           -----------------------
                                           Robert H. Bergdolt, Partner

RHB/ppb